EXHIBIT 10.2
AGREEMENT
THIS AGREEMENT (this “Agreement”) is dated as of June 27, 2025, by the party set forth on the signature page hereto (the “Purchaser”) in favor of Ontrak, Inc., a Delaware corporation (“Company”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Public Offering Warrants (as defined below).
R E C I T A L S
A.    Pursuant to the securities purchase agreement, dated November 10, 2023, by and between the Company and each purchaser signatory thereto (the “Purchase Agreement”), the Company issued an aggregate of (a) 4,592,068 shares of Common Stock and 9,184,136 warrants to purchase up to 9,184,136 shares of Common Stock (such warrants, the “Accompanying Warrants”), and (b) 5,907,932 pre-funded warrants to purchase up to 5,907,932 shares of Common Stock and 11,815,864 warrants to purchase up to 11,815,864 shares of Common Stock (such 11,815,864 warrants, together with the Accompanying Warrants, the “Public Offering Warrants”).
B.    The Company, certain of its subsidiaries, Acuitas Capital LLC (“Acuitas”) and U.S. Bank Trust Company, National Association (the “Collateral Agent”) are party to that certain Master Note Purchase Agreement, dated as of April 15, 2022, as amended by that certain First Amendment to Master Note Purchase Agreement made as of August 12, 2022, that certain Second Amendment to Master Note Purchase Agreement made as of November 19, 2022, that certain Third Amendment to Master Note Purchase Agreement made as of December 30, 2022, that certain Fourth Amendment to Master Note Purchase Agreement made as of June 23, 2023, that certain Fifth Amendment to Master Note Purchase Agreement made as of October 31, 2023, that certain Sixth Amendment to Master Note Purchase Agreement made as of March 28, 2024, that certain letter agreement dated August 13, 2024, that certain letter agreement entered into as of April 8, 2025, and that certain letter agreement dated May 19, 2025 (as amended to date, the “Existing Keep Well Agreement”), pursuant to which Acuitas agreed to purchase senior secured notes from the Company, upon the terms and subject to the conditions set forth therein.
C.    The parties to the Existing Keep Well Agreement are contemplating entering into a Seventh Amendment to Master Note Purchase Agreement, substantially in the form attached hereto as Exhibit A (the “Seventh Amendment”), pursuant to which, among other things, the Company may issue and sell to Acuitas, and Acuitas may purchase from the Company, Seventh Amendment Demand Notes (as such term is defined in the Seventh Amendment), and, in connection with each Seventh Amendment Demand Note purchased by Acuitas from the Company, the Company would issue to Acuitas (or an entity affiliated with Acuitas, as designated by Acuitas) a warrant (a “Demand Warrant”) to purchase shares of Common Stock, upon the terms and subject to the conditions therein, provided that the Seventh Amendment and such securities issued or issuable pursuant to the Seventh Amendment have not been amended since the date of the Seventh Amendment to increase the number of securities issuable thereunder or to decrease the exercise price, exchange price or conversion price of the securities issuable thereunder (other than in connection with reverse and forward stock splits, stock dividends, stock combinations and other similar transactions affecting the Common Stock) or to extend the term of such securities.
D.    The Company filed a Registration Statement on Form S-1 (File No. 333-288099) with the U.S. Securities and Exchange Commission (the “Commission”) on June 17, 2025 (as the same may be amended or supplemented, from time to time, the “Registration Statement”).
E.    Section 3(b) of each Public Offering Warrant provides, among other things, that, if and whenever on or after the date of issuance of such Public Offering Warrant, the Company effects a

Dilutive Issuance, then immediately after such Dilutive Issuance, the Exercise Price of such Public Offering Warrant then in effect will be reduced as specified therein.
F.    The Company is requesting that the Purchaser agree to the adjustments to the Exercise Price of each Public Offering Warrant described herein in lieu of those described in Section 3(b) of the Public Offering Warrants with respect to the transactions contemplated by the Seventh Amendment and the Registration Statement.
NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Anti-Dilution Matters. Notwithstanding anything to the contrary in the Purchase Agreement or the Public Offering Warrants, the Purchaser hereby acknowledges, confirms and agrees that, if the Company (a) enters into the Seventh Amendment and effects or consummates any of the Seventh Amendment Transactions (as such term is defined below), (b) consummates the offering under the Registration Statement (the “Offering”), and/or (c) both of (a) and (b), then the Exercise Price of each Public Offering Warrant then in effect shall be subject solely to the following adjustments (in lieu of the adjustments set forth in Section 3(b) of such Public Offering Warrant): (i) the Exercise Price will be reduced to the closing price of the Company’s common stock as of immediately prior to the time the parties enter into the Seventh Amendment; (ii) if such closing price is greater than the combined public offering price per share of Common Stock and accompanying warrants issued in the Offering, then the exercise price will be further reduced to such combined public offering price; (iii) if the exercise price, after being reduced pursuant to the preceding clause (i) and (ii), is greater than the lowest VWAP of the Common Stock on any Trading Day during the five Trading Day period immediately following the public announcement of the Company entering into the Seventh Amendment, then the Exercise Price shall be further reduced to the lowest VWAP on any Trading Day during such five Trading Day period; (iv) in the event that the public announcement of the Offering is not made on the same Trading Day as the public announcement of the Company entering into the Seventh Amendment, if the exercise price, after being reduced pursuant to the preceding clause (i) and (ii), is greater than the lowest VWAP of the Common Stock on any Trading Day during the five Trading Day period immediately following the public announcement of the Offering, then the Exercise Price shall be further reduced to the lowest VWAP on any Trading Day during such five Trading Day period; and (v) if any Note (as such term is defined in the Seventh Amendment) is converted into Common Stock at a conversion price less than the Exercise Price then in effect, after giving effect to the preceding clauses (i), (ii), (iii) and (iv), and any adjustments pursuant to the terms of such Public Offering Warrant (other than Section 3(b) thereof), then the Exercise Price shall be further reduced to such conversion price at such time of such Note conversion. For the avoidance of doubt, the Exercise Price of each Public Offering Warrant shall not be adjusted for any other reason pursuant to such Public Offering Warrant as a result of or related to (y) the Seventh Amendment or any of the Seventh Amendment Transactions and/or (z) the issuance of any securities in the Offering or the issuance of any securities issued upon exercise of any securities issued in the Offering, provided that such securities have not been amended since the date of the Offering to increase the number of securities issuable thereunder or to decrease the exercise price, exchange price or conversion price of the securities issuable thereunder (other than in connection with reverse and forward stock splits, stock dividends, stock combinations and other similar transactions affecting the Common Stock) or to extend the term of such securities (other than to the extend the maturity date of the promissory notes issued under the Keep Well Agreement), and the Purchaser hereby irrevocably waives all other adjustments to the Exercise Price pursuant to the Public Offering Warrants as a result of or related to the Seventh Amendment, any of the Seventh Amendment Transactions, the Offering, and/or issuance of any securities in the Offering or the issuance of any securities issued upon exercise of any securities issued in the Offering, provided that such securities have not been amended since the date of the Offering to increase the number of securities issuable thereunder or to decrease the exercise price, exchange price or conversion price of the securities issuable thereunder (other than in connection with reverse and forward stock splits, stock dividends, stock combinations and other similar transactions affecting the Common Stock) or to extend the term of such securities (other than to the extend the maturity date of the promissory notes issued under the Keep Well Agreement). Upon each adjustment of the Exercise Price pursuant to this Agreement, pursuant to Section 3(b)(x) of the Public Offering Warrants, the number of Warrant Shares issuable upon exercise of each of the Public Offering Warrants then in effect shall increase proportionately so that after each such adjustment of the Exercise Price pursuant to this Agreement, the aggregate Exercise Price payable upon exercise of each Public Offering Warrant then in effect for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to each such adjustment of the Exercise Price pursuant to this Agreement (without regard to any limitations on exercise contained in the Public Offering Warrants). For purposes of this Agreement, “Seventh Amendment Transactions” means the transactions contemplated by the Seventh Amendment, including, without limitation: (i) the issuance of any Seventh Amendment Demand Note (as such term is defined in the Seventh Amendment); (ii) the issuance of any Demand Warrant in connection with the issuance of any Seventh Amendment Demand Note; (iii) the issuance of any Conversion Warrant (as such term is defined in the Existing Keep Well Agreement) upon conversion of any Seventh Amendment Demand Note; and (iii) the issuance of shares of Common Stock upon conversion or exercise, as applicable, of the foregoing securities, provided that the Seventh Amendment and such securities issued or issuable pursuant to the Seventh Amendment have not been amended since the date of the Seventh Amendment to increase the number of securities issuable thereunder or to decrease the exercise price, exchange price or conversion price of the securities issuable thereunder (other than in connection with reverse and forward stock splits, stock dividends, stock combinations and other similar transactions affecting the Common Stock) or to extend the term of such securities (other than to the extend the maturity date of the promissory notes issued under the Keep Well Agreement). For the avoidance of doubt, if any Public Offering Warrant is exercised, on any given exercise date during the measurement periods set forth in clauses (iii) and (iv), solely with respect to such portion of such Public Offering Warrant being exercised on such applicable exercise date, such applicable measurement period shall be deemed to have ended on, and included, the Trading Day immediately prior to such exercise date and the adjusted Exercise Price on such applicable exercise date will be the lowest VWAP of the Common Stock during such the applicable measurement period immediately prior to such exercise date and ending on, and including the Trading Day immediately prior to such exercise date.
2.    Effectiveness. This Agreement shall become effective upon the date that each purchaser signatory to the Purchase Agreement, solely and not jointly, executes and delivers this Agreement to the Company.
3.    Acknowledgement. The Company acknowledges and agrees that the obligations of the Purchaser under this Agreement are several and not joint with the obligations of any other purchaser of securities pursuant to the Purchase Agreement (each, an “Other Purchaser”) under any other agreement related to the transactions contemplated hereunder (“Other Agreement”), and the Purchaser shall not be responsible in any way for the performance of the obligations of any Other Purchaser or under any such Other Agreement. Nothing contained in this Agreement, and no action taken by the Purchaser pursuant hereto, shall be deemed to constitute the Purchaser and the Other Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser and the Other Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Purchaser and the Other Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Purchaser confirm that the Purchaser has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this

Agreement, and it shall not be necessary for any Other Purchaser to be joined as an additional party in any proceeding for such purpose.
4.    Miscellaneous.
(a)    Entire Agreement. The Purchase Agreement and the Public Offering Warrants, each as modified by this Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or between the Company and the Purchaser, written or oral, to the extent they relate in any way to the subject matter hereof. Notwithstanding the foregoing and except as expressly set forth above, all of the terms and conditions of the Purchase Agreement and each Public Offering Warrant (as amended by that certain Waiver and Consent Agreement dated as of March 28, 2024 signed by the Purchaser in favor of the Company), including but not limited to Section 3(b) thereof, shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded except in accordance with the terms of the Purchase Agreement or such Public Offering Warrant, as applicable.
(b)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of a portable document file (also known as a .pdf file) of an executed counterpart signature page shall be effective as a manually executed counterpart signature hereof.
(c)    Governing Law. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereunder which would specify the application of the law of another jurisdiction.
[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

PURCHASER:

By:
Name:
Title:

AGREED AND ACCEPTED:
ONTRAK, INC.

By:
Brandon H. LaVerne, Chief Executive Officer

Exhibit A
Seventh Amendment

[Attached]